Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3D (File No. 333-182768) of INREIT Real Estate Investment Trust of our report dated March 28, 2014, relating to the consolidated financial statements and supplementary schedule, which appears on page F-2 of the annual report of INREIT Real Estate Investment Trust on Form 10-K for the year ended December 31, 2013.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Chicago, Illinois

March 28, 2014